Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Investors:	Media:
Douglas A. Fox, CFA	Drew Ferguson
Vice President, Investor Relations	Senior Vice President
and Treasurer	Ogilvy Public Relations Worldwide
+1 847 793 6735	+1 312 397 6033
dfox@zebra.com	drew.ferguson@ogilvy.com

Zebra Technologies Announces Record Sales and EPS

for the Third Quarter of 2011

Favorable shipments in North America and growth in all regions lead to ninth consecutive sequential quarter of sales growth;

Board authorizes additional three million shares for stock buyback

Lincolnshire, IL, November 8, 2011—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced record 2011 third quarter income from continuing operations of $34,187,000, or $0.64 per diluted share, compared with $27,247,000, or $0.48 per diluted share, for the third quarter of 2010. Net sales for the quarter ended October 1, 2011, increased 10.2% to a record $253,338,000 from $229,807,000 for the corresponding period for 2010. Quarterly net income of $45,001,000, or $0.84 per diluted share, for 2011 includes $0.20 per diluted share in income from discontinued operations. Third quarter 2011 income from discontinued operations relate to the sale of proveo AG.

Summary Financial Performance (Unaudited)

	3Q11	3Q10	Change
Net sales (in 000s)	$253,338	$229,807	10.2%
Gross margin (%)	48.8	47.5	1.3	pts.
Operating margin (%)	19.3	17.5	1.8	pts.
Income from continuing operations (in 000s)	$34,187	$27,247	25.5%
Income (loss) from discontinued operations, net of tax (in 000s)	10,814	(1,096)	NM
Net income (in 000s)	$45,001	$26,151	72.1%
Diluted earnings per share:
Income from continuing operations	$0.64	$0.48	33.3%
Income from discontinued operations, net of tax	$0.20	$(0.02)	NM
Net income	$0.84	$0.46	82.6%

Note:	Net sales and results for 2010 have been adjusted for the sales of Navis, proveo AG and other immaterial operations.

“Excellent execution led to strong performance in all geographies and across our product lines to deliver another quarter of record results,” stated Anders Gustafsson, Zebra’s chief executive officer. “Increasingly, our ongoing investments in better geographic coverage, new product development and building stronger go-to-market channels are paying off, making Zebra a more valued strategic business partner. Our broader range of products and solutions are helping our customers make smarter decisions by giving them greater visibility into their operations. Zebra remains well positioned to extend leadership in an attractive industry and build greater shareholder value.”

As of October 1, 2011, Zebra had $299,047,000 in cash and investments, and no long-term debt. Net inventories were $120,378,000, and net accounts receivable were $162,314,000.

Discussion and Analysis

•

Net sales for the third quarter of 2011 benefited from growth in all geographic regions, with the highest growth occurring in the company’s Asia Pacific region. The addition of Zebra sales representatives in high-growth countries and regions over the past twelve months, and other initiatives, complemented continued favorable business conditions in these territories. Quarterly sales increased 7.8% on a constant-currency basis from a year ago. On a sequential basis, North American sales benefited from higher shipments to retail customers.

•

Gross margin of 48.8%, versus 47.5% a year ago, reflects lower costs for raw materials, higher volumes and favorable movements in foreign exchange rates, partially offset by a less favorable product mix.

•

Operating expense growth of 8.4% includes higher employee-related payroll and benefit costs, in part related to geographic expansion and other growth initiatives. Operating profit margin increased from 17.6% to 19.3%.

•	During the third quarter, the company completed the sale of proveo AG, a discontinued operation. This sale generated a net gain of $10,814,000, or $0.20 per diluted share.

Stock Purchase Update

During the third quarter of 2011, Zebra repurchased 1,824,910 shares of Zebra Technologies Corporation Class A Common Stock. At October 1, 2011, the company had 925,090 shares remaining in its stock buyback authorization, and 52,388,510 shares of common stock were outstanding.

In addition, Zebra’s Board has authorized the purchase of up to an additional 3,000,000 shares of Zebra Technologies Corporation Class A Common Stock. These purchases can be made from time to time in the open market or in private transactions. There is no expiration date on the authorization.

Fourth Quarter Outlook

Zebra announced its financial forecast for the fourth quarter of 2011. Net sales are expected within a range of $242,000,000 to $255,000,000. Diluted earnings per share from continuing operations are expected within a range of $0.57 to $0.64.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call discussing the company’s financial results for the third quarter of 2011. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the fourth quarter of 2011 stated in the paragraph above captioned “Fourth Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2010.

About Zebra Technologies

A global leader respected for innovation and reliability, Zebra Technologies Corporation (NASDAQ: ZBRA) provides enabling technologies that allow customers to take smarter actions. Our extensive portfolio of bar code, receipt, card, kiosk and RFID printers and supplies, as well as real-time location solutions give a digital voice to assets, people and transactions that provides greater visibility into mission-critical information. For more information about Zebra’s solutions, visit http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	October 1, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,781	$46,175
Restricted cash	65	1,378
Investments and marketable securities	147,115	125,567
Accounts receivable, net	162,314	130,143
Receivable from buyer	27,580	—
Inventories, net	120,378	112,970
Deferred income taxes	16,470	15,670
Income tax receivable	1,707	—
Prepaid expenses and other current assets	20,303	11,505
Assets of discontinued operations	—	148,169

Total current assets	539,713	591,577

Property and equipment at cost, less accumulated depreciation and amortization	94,726	87,093
Long-term deferred income taxes	18,241	21,254
Goodwill	79,703	79,703
Other intangibles, net	7,441	9,755
Long-term investments and marketable securities	108,086	85,478
Other assets	3,862	4,004

Total assets	$851,772	$878,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,924	$34,578
Accrued liabilities	53,236	65,163
Deferred revenue	10,276	8,966
Income taxes payable	—	5,900
Liabilities of discontinued operations	—	21,827

Total current liabilities	94,436	136,434
Deferred rent	1,695	2,207
Other long-term liabilities	9,693	10,191

Total liabilities	105,824	148,832

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	129,608	129,715
Treasury stock	(587,510)	(462,029)
Retained earnings	1,210,572	1,070,973
Accumulated other comprehensive income (loss)	(7,444)	(9,349)

Total stockholders’ equity	745,948	730,032

Total liabilities and stockholders’ equity	$851,772	$878,864

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	Oct. 1, 2011	Oct. 2, 2010	Oct 1, 2011	Oct. 2, 2010
Net sales:
Net sales of tangible products	$241,686	$218,271	$700,568	$627,482
Revenue from services and software	11,652	11,536	35,612	32,858

Total net sales	253,338	229,807	736,180	660,340

Cost of sales
Cost of sales of tangible products	122,529	114,924	351,042	338,080
Cost of services and software	7,256	5,636	19,889	15,841

Total cost of sales	129,785	120,560	370,931	353,921

Gross profit	123,553	109,247	365,249	306,419

Operating expenses:
Selling and marketing	31,942	28,068	91,420	80,423
Research and development	22,584	21,862	66,752	60,839
General and administrative	19,166	18,147	62,560	55,420
Amortization of intangible assets	843	839	2,514	2,320
Exit and restructuring costs	138	—	2,090	2,232

Total operating expenses	74,673	68,916	225,336	201,234

Operating income	48,880	40,331	139,913	105,185

Other income (expense):
Investment income	134	635	1,350	2,111
Foreign exchange gain (loss)	(173)	(148)	(1,300)	444
Other, net	(859)	(160)	(1,356)	(885)

Total other income (expense)	(898)	327	(1,306)	1,670

Income from continuing operations before income taxes	47,982	40,658	138,607	106,855
Income taxes	13,795	13,411	41,123	31,876

Income from continuing operations	34,187	27,247	97,484	74,979
Income (loss) from discontinued operations, net of tax	10,814	(1,096)	42,115	(1,418)

Net income	$45,001	$26,151	$139,599	$73,561

Basic earnings per share:
Income from continuing operations	$0.64	$0.48	$1.79	$1.30
Income (loss) from discontinued operations	0.20	(0.02)	0.77	(0.02)

Net income	$0.84	$0.46	$2.56	$1.28

Diluted earnings per share:
Income from continuing operations	$0.64	$0.48	$1.78	$1.30
Income (loss) from discontinued operations	0.20	(0.02)	0.77	(0.02)

Net income	$0.84	$0.46	$2.55	$1.28

Basic weighted average shares outstanding	53,339	56,739	54,405	57,405
Diluted weighted average and equivalent shares outstanding	53,628	56,998	54,770	57,657

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Nine Months Ended
	Oct. 1, 2011	Oct. 2, 2010
Cash flows from operating activities:
Net income	$139,599	$73,561
Adjustments to reconcile net income to net cash provided by (used in) Operating activities:
Depreciation and amortization	17,985	23,698
Equity-based compensation	11,060	8,155
Impairment of investments	326	—
Excess tax benefit from equity-based compensation	(1,265)	(83)
Loss (gain) on sale of fixed assets	53	(58)
Gain on sale of business	(66,753)	—
Deferred income taxes	5,703	3,208
Changes in assets and liabilities:
Accounts receivable, net	(10,112)	(14,463)
Inventories, net	(6,635)	(15,972)
Other assets	(10,150)	(1,192)
Accounts payable	(8,493)	6,747
Accrued liabilities	(14,917)	13,861
Deferred revenue	(16,707)	(1,530)
Income taxes	(7,087)	9,197
Other operating activities	2,116	(3,391)

Net cash provided by operating activities	34,723	101,738

Cash flows from investing activities:
Purchases of property and equipment	(17,829)	(23,752)
Payments for patents and licensing arrangements	(200)	(2,882)
Proceeds from the sale of businesses	161,206	—
Purchases of investments and marketable securities	(791,811)	(312,201)
Maturities of investments and marketable securities	493,649	230,715
Sales of investments and marketable securities	253,377	74,371

Net cash provided (used) by investing activities	98,392	(33,749)

Cash flows from financing activities:
Purchase of treasury stock	(146,373)	(67,384)
Proceeds from exercise of stock options and stock purchase plan purchases	9,197	7,772
Excess tax benefit from equity-based compensation	1,265	83

Net cash (used) in financing activities	(135,911)	(59,529)

Effect of exchange rate changes on cash	(899)	44

Net increase (decrease) in cash and cash equivalents	(3,695)	8,504
Cash balance of discontinued operations at beginning of period	1,301	1,693
Less: Cash balance of discontinued operations at end of period	—	653

Cash and cash equivalents at beginning of period	46,175	37,250

Cash and cash equivalents at end of period	$43,781	$46,794

Supplemental disclosures of cash flow information:
Income taxes paid	$53,512	$9,764

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
Product Category	Oct. 1, 2011	Oct. 2, 2010	Percent Change	Percent of Net Sales - 2011	Percent of Net Sales – 2010
Hardware	$193,214	$175,489	10.1	76.3	76.4
Supplies	47,110	41,644	13.1	18.6	18.1
Service and software	11,652	11,536	1.0	4.6	5.0

Subtotal products	251,976	228,669	10.2	99.5	99.5
Shipping and handling	1,362	1,138	19.7	0.5	0.5

Total net sales	$253,338	$229,807	10.2	100.0	100.0

	Nine Months Ended
Product Category	Oct. 1, 2011	Oct. 2, 2010	Percent Change	Percent of Net Sales - 2011	Percent of Net Sales – 2010
Hardware	$555,108	$497,806	11.5	75.4	75.4
Supplies	141,323	125,914	12.2	19.2	19.1
Service and software	35,612	32,858	8.4	4.8	4.9

Subtotal products	732,043	656,578	11.5	99.4	99.4
Shipping and handling	4,137	3,762	10.0	0.6	0.6

Total net sales	$736,180	$660,340	11.5	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended
Geographic Region	Oct. 1, 2011	Oct. 2, 2010	Percent Change	Percent of Net Sales - 2011	Percent of Net Sales - 2010
Europe, Middle East and Africa	$84,597	$73,573	15.0	33.4	32.0
Latin America	23,968	20,593	16.4	9.5	9.0
Asia-Pacific	38,723	32,088	20.7	15.3	14.0

Total International	147,288	126,254	16.7	58.2	55.0
North America	106,050	103,553	2.4	41.8	45.0

Total net sales	$253,338	$229,807	10.2	100.0	100.0

	Nine Months Ended
Geographic Region	Oct. 1, 2011	Oct. 2, 2010	Percent Change	Percent of Net Sales - 2011	Percent of Net Sales - 2010
Europe, Middle East and Africa	$254,218	$221,128	15.0	34.5	33.5
Latin America	68,137	59,300	14.9	9.3	9.0
Asia-Pacific	109,518	80,821	35.5	14.9	12.2

Total International	431,873	361,249	19.5	58.7	54.7
North America	304,307	299,091	1.7	41.3	45.3

Total net sales	$736,180	$660,340	11.5	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended
	Oct. 1, 2011	Oct. 2, 2010	Percent Change
Total printers shipped	315,743	265,962	18.7
Average selling price of printers shipped	$524	$545	(3.9)

	Nine Months Ended
	Oct. 1, 2011	Oct. 2, 2010	Percent Change
Total printers shipped	876,483	781,147	12.2
Average selling price of printers shipped	$535	$532	0.5